Exhibit 99.1

Innovative Industrial Properties Reports Third Quarter 2024 Results

SAN DIEGO, CA – November 6, 2024 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today results for the third quarter ended September 30, 2024.

Financial Results, Dividend and Capital Raising Activity

•	Generated total revenues of $76.5 million and net income attributable to common stockholders of $39.7 million, or $1.37 per share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•	Recorded adjusted funds from operations (AFFO) and normalized funds from operations (Normalized FFO) of $64.3 million and $57.8 million, respectively.
•	Paid a quarterly dividend of $1.90 per common share on October 15, 2024 to stockholders of record as of September 30, 2024 (an AFFO payout ratio of 84%), representing an annualized dividend of $7.60 per common share.
•	Sold 402,673 shares of Series A Preferred Stock under IIP’s “at-the-market” equity offering program for $9.6 million in net proceeds.
•	Subsequent to quarter end, upsized IIP’s revolving credit facility to $87.5 million, which remains undrawn as of today.

	Three Months Ended September 30,
(Per share)	2024	2023	$ Change	% Change
Net income attributable to common stockholders	$1.37	$1.45	$(0.08)	(6)%
Normalized FFO	$2.02	$2.09	$(0.07)	(3)%
AFFO	$2.25	$2.29	$(0.04)	(2)%

Portfolio – New Investment, Development and Pipeline

•	Subsequent to quarter end, acquired a Maryland property comprising 23,000 square feet of industrial space for $5.6 million and executed a long-term lease for the entire property with a subsidiary of Maryland Cultivation and Processing, L.L.C. (MCP) for use as a regulated cannabis processing facility.
•	Completed development of the remaining 104,000 square feet of cultivation space at IIP’s fully leased Davis Highway, Michigan property, having previously completed development of 97,000 square feet for cannabis processing.

Balance Sheet Highlights (at September 30, 2024)

•	11% debt to total gross assets, with $2.6 billion in total gross assets.
•	Total liquidity was $222.4 million as of September 30, 2024, consisting of cash and cash equivalents and short-term investments (each as reported in IIP’s condensed consolidated balance sheet as of September 30, 2024) and availability under IIP’s revolving credit facility.
•	No debt maturities until May 2026.
•	Debt service coverage ratio of 17.0x (calculated in accordance with IIP’s 5.50% Unsecured Senior Notes due 2026).

Property Portfolio Statistics (as of September 30, 2024)

•	Total property portfolio comprises 108 properties across 19 states, with 9.0 million RSF (including 618,000 RSF under development / redevelopment), consisting of:
o	Operating portfolio: 105 properties, representing 8.5 million RSF.
o	Under development / redevelopment portfolio consists of three properties expected to comprise 491,000 RSF at completion, of which 236,000 RSF is pre-leased, with the remainder comprised of one property totaling 192,000 RSF in San Bernardino, California and twelve acres of land to be developed in San Marcos, Texas. The three properties in the development / redevelopment portfolio are as follows:
▪	63795 19th Avenue in Palm Springs, California (pre-leased)
▪	Inland Center Drive in San Bernardino, California
▪	Leah Avenue in San Marcos, Texas
•	Operating portfolio:
o	95.7% leased (triple-net).
o	Weighted-average remaining lease term: 14.0 years.
o	Total invested / committed capital per square foot: $281.
•	By annualized base rent (excluding non-cannabis tenants that comprise less than 1% of annualized base rent in the aggregate):
o	No tenant represents more than 17% of annualized base rent.
o	No state represents more than 15% of annualized base rent.
o	Multi-state operators (MSOs) represent 91% of annualized base rent.
o	Public company operators represent 62% of annualized base rent.
o	Industrial (cultivation and/or processing), retail (dispensing) and combined industrial/retail represent 92%, 2% and 6% of the operating portfolio, respectively.

Financial Results

For the three months ended September 30, 2024, IIP generated total revenues of $76.5 million, compared to $77.8 million for the same period in 2023, a decrease of 1.7%. The decrease was primarily due to (i) a $3.0 million decline in contractual rent and property management fees received during the three months ended September 30, 2024 related to properties that IIP regained possession of since June 2023; (ii) a decline of $1.3 million due to rent received but not recognized in rental revenues resulting from the re-classifications of two sales-type leases starting January 1, 2024; and (iii) $1.3 million of contractually due rent and property management fees that were not collected during the three months ended September 30, 2024. This decline was partially offset by a $4.6 million increase to contractual rent and property management fees, which was primarily driven by contractual rent escalations, amendments to leases for additional improvement allowances at existing properties that resulted in adjustments to rent and new leases entered into since June 2023.

For the three months ended September 30, 2024, IIP applied $1.4 million of security deposits for payment of rent on properties leased to 4Front Ventures Corp. (“4Front”) (four properties), TILT Holdings Inc. (“TILT”) (one property), and Emerald Growth Holdings LLC (“Emerald Growth”) (one property). For the three months ended September 30, 2023, IIP applied of $2.2 million of security deposits for payment of rent. IIP terminated the lease with Temescal Wellness of Massachusetts Holdings, LLC and regained possession of the property previously occupied by that tenant on September 30, 2024.

Subsequent to September 30, 2024, IIP applied $0.9 million in security deposits for the properties leased to 4Front, TILT and Emerald Growth for the payment of rent owing in October 2024, and, including those security deposits applied, collected $1.4 million of the total contractually due rent and interest of $2.2 million owing for the month of October for 4Front, Emerald Growth, TILT and a loan secured by a California property portfolio for which IIP is the lender.

While IIP has re-leased several properties taken back since March 2023, rent commencement on certain of those properties is contingent on the tenants obtaining the requisite approvals to operate, and temporary rent abatements in certain instances as tenants transition into the properties and commence operations. As a result, IIP does not expect to recognize rental revenue from those properties until that has occurred.

For the three months ended September 30, 2024, IIP recorded net income attributable to common stockholders of $39.7 million, or $1.37 per share; funds from operations (FFO) of $57.6 million, or $2.02 per share; Normalized FFO of $57.8 million, or $2.02 per share; and AFFO of $64.3 million, or $2.25 per share.

For the nine months ended September 30, 2024, IIP recorded net income attributable to common stockholders of approximately $120.4 million, or $4.16 per share; FFO of approximately $172.5 million, or $6.04 per share; Normalized FFO of approximately $173.1 million, or $6.06 per share; and AFFO of approximately $192.8 million, or $6.75 per share.

IIP paid a quarterly dividend of $1.90 per common share on October 15, 2024 to stockholders of record as of September 30, 2024, representing an annualized dividend of $7.60 per common share and an AFFO payout ratio of 84% (calculated by dividing the common stock dividend declared per share by IIP’s AFFO per common share for the third quarter).

FFO, Normalized FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO, Normalized FFO and AFFO and definitions of terms are included at the end of this release.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, November 7, 2024 to discuss IIP’s financial results and operations for the third quarter ended September 30, 2024.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, November 7, 2024 until 12:00 p.m. Pacific Time on Thursday, November 14, 2024, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 2143077.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30,	December 31,
Assets	2024	2023
Real estate, at cost:
Land	$146,043	$142,524
Buildings and improvements	2,209,720	2,108,218
Construction in progress	59,998	117,773
Total real estate, at cost	2,415,761	2,368,515
Less accumulated depreciation	(253,165)	(202,692)
Net real estate held for investment	2,162,596	2,165,823
Construction Loan receivable	22,000	22,000
Cash and cash equivalents	147,128	140,249
Restricted cash	—	1,450
Investments	25,315	21,948
Right of use office lease asset	1,051	1,355
In-place lease intangible assets, net	7,600	8,245
Other assets, net	29,641	30,020
Total assets	$2,395,331	$2,391,090

Liabilities and stockholders’ equity
Liabilities:
Exchangeable Senior Notes, net	$—	$4,431
Notes due 2026, net	297,503	296,449
Building improvements and construction funding payable	9,204	9,591
Accounts payable and accrued expenses	14,961	11,406
Dividends payable	54,817	51,827
Rent received in advance and tenant security deposits	61,084	59,358
Other liabilities	11,225	5,056
Total liabilities	448,794	438,118
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 1,002,673 and 600,000 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	23,632	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,331,833 and 28,140,891 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	28	28
Additional paid-in capital	2,119,798	2,095,789
Dividends in excess of earnings	(196,921)	(156,854)
Total stockholders’ equity	1,946,537	1,952,972
Total liabilities and stockholders’ equity	$2,395,331	$2,391,090

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three and Nine Months Ended September 30, 2024 and 2023

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Rental (including tenant reimbursements)	$76,052	$77,286	$230,219	$228,734
Other	474	540	1,554	1,616
Total revenues	76,526	77,826	231,773	230,350

Expenses:
Property expenses	7,295	6,318	20,867	17,700
General and administrative expense	9,330	10,981	28,553	31,924
Depreciation and amortization expense	17,944	16,678	52,567	50,096
Total expenses	34,569	33,977	101,987	99,720
Gain (loss) on sale of real estate	—	—	(3,449)	—
Income from operations	41,957	43,849	126,337	130,630
Interest income	2,685	2,075	8,435	6,625
Interest expense	(4,427)	(4,330)	(13,136)	(13,322)
Gain (loss) on exchange of Exchangeable Senior Notes	—	—	—	22
Net income	40,215	41,594	121,636	123,955
Preferred stock dividends	(564)	(338)	(1,240)	(1,014)
Net income attributable to common stockholders	$39,651	$41,256	$120,396	$122,941
Net income attributable to common stockholders per share:
Basic	$1.38	$1.46	$4.21	$4.36
Diluted	$1.37	$1.45	$4.16	$4.32
Weighted-average shares outstanding:
Basic	28,254,565	27,983,004	28,216,946	27,971,544
Diluted	28,579,687	28,265,605	28,548,050	28,248,054

Innovative Industrial Properties, Inc.

FFO, NORMALIZED FFO AND AFFO

For the Three and Nine Months Ended September 30, 2024 and 2023

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income attributable to common stockholders	$39,651	$41,256	$120,396	$122,941
Real estate depreciation and amortization	17,944	16,678	52,567	50,096
Disposition-contingent lease termination fee, net of loss on sale of real estate(1)	—	—	(451)	—
FFO attributable to common stockholders (basic)	57,595	57,934	172,512	173,037
Cash and non-cash interest expense on Exchangeable Senior Notes	—	50	28	169
FFO attributable to common stockholders (diluted)	57,595	57,984	172,540	173,206
Litigation-related expense	210	1,112	520	2,328
Loss (gain) on exchange of Exchangeable Senior Notes	—	—	—	(22)
Normalized FFO attributable to common stockholders (diluted)	57,805	59,096	173,060	175,512
Interest income on seller-financed note(2)	268	402	1,074	939
Deferred lease payments received on sales-type leases(3)	1,452	—	4,370	—
Stock-based compensation	4,316	4,934	13,002	14,647
Non-cash interest expense	419	335	1,208	992
Above-market lease amortization	23	23	69	69
AFFO attributable to common stockholders (diluted)	$64,283	$64,790	$192,783	$192,159
FFO per common share – diluted	$2.02	$2.05	$6.04	$6.13
Normalized FFO per common share – diluted	$2.02	$2.09	$6.06	$6.21
AFFO per common share – diluted	$2.25	$2.29	$6.75	$6.80
Weighted average common shares outstanding – basic	28,254,565	27,983,004	28,216,946	27,971,544
Restricted stock and RSUs	299,770	206,919	293,105	193,503
PSUs	25,352	—	25,352	—
Dilutive effect of Exchangeable Senior Notes	—	75,682	12,647	83,007
Weighted average common shares outstanding – diluted	28,579,687	28,265,605	28,548,050	28,248,054

(1)	Amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of IIP’s property in Los Angeles, California, net of the loss on sale of the property of $3.4 million.
(2)	Amount reflects the non-refundable interest received on the seller-financed note issued to IIP by the buyer in connection with IIP’s disposition of a portfolio of four properties in southern California, which is recognized as a deposit liability and is included in other liabilities in IIP’s condensed consolidated balance sheet as of September 30, 2024, as the transaction did not qualify for recognition as a completed sale.
(3)	Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in IIP’s condensed consolidated balance sheet as of September 30, 2024, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. IIP also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

IIP computes Normalized FFO by adjusting FFO to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain cash and non-cash items.

For all periods presented other than the three months ended September 30, 2024, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

Performance share units (“PSUs”) granted to certain employees were included in dilutive securities to the extent the performance thresholds for vesting of the PSUs were met as measured as of the end of each respective period.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332